Exhibit 99.4

Letter to Beneficial Holders Regarding the Offer to Exchange

Any and All Outstanding 9.125% Senior Notes due 2019

for

9.125% Senior Notes due 2019

of

Syniverse Holdings, Inc.

Pursuant to the Prospectus dated                 , 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2011, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

                , 2011

To Our Clients:

Enclosed for your consideration is a Prospectus, dated                     , 2011 (the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), that together constitute the offer (the “Exchange Offer”) by Syniverse Holdings, Inc., a Delaware corporation (the “Issuer”), to exchange up to $475,000,000 of its 9.125% Senior Notes due 2019 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount 9.125% Senior Notes due 2019 (the “Outstanding Notes”), issued and sold in a transaction exempt from registration under the Securities Act, upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

These materials are being forwarded to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A tender of any Outstanding Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Outstanding Notes, under the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read the Prospectus and Letter of Transmittal carefully before instructing us to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2011. Outstanding Notes tendered in the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time before the Expiration Date.

If you wish to have us tender any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

Instructions To Registered Holder

From Beneficial Owner of

9.125% Senior Notes due 2019 of

Syniverse Holdings, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Issuer.

This will instruct you to tender the principal amount of Outstanding Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$[SPECIMEN] of the Outstanding Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

$[SPECIMEN] of the Outstanding Notes.

☐	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that (i) the undersigned’s principal residence is in the state of (fill in state) [SPECIMEN], (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act and at the time of consummation of the Exchange Offer the undersigned will have no such arrangement or understanding, and if the undersigned is not a broker-dealer, the undersigned is not engaging in, and does not intend to engage in, the distribution of Exchange Notes, (iv) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the SEC set forth in certain no action letters (see the section of the Prospectus entitled “The Exchange Offer—Resale of Exchange Notes”), (v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of Exchange Notes obtained by the undersigned in exchange for the Outstanding Notes acquired by the undersigned directly from the Issuer must be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, if applicable, of Regulation S-K of the SEC, (vi) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer or an affiliate of any guarantor, or, if it is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (vii) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and (viii) the undersigned is not acting on behalf of any persons or entities who could not truthfully make the foregoing representations; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Notes.

The purchaser status of the undersigned is (check the box that applies): [SPECIMEN]

☐	A “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act).

☐	An “Institutional Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

☐	A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the Outstanding Notes outside the United States in accordance with Rule 904 under the Securities Act.

☐	Other (describe)

SIGN HERE

Name of beneficial owner(s)	[SPECIMEN]

Title

Signature(s)	[SPECIMEN]

Name(s) of Signatory(ies), if different from beneficial owner (please print)
[SPECIMEN]

Address	[SPECIMEN]

Principal place of business (if different from address listed above) [SPECIMEN]

Telephone Number(s)	[SPECIMEN]

Taxpayer Identification or Social Security Number	[SPECIMEN]

Date	[SPECIMEN]

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